EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

Immediate release

HELEN OF TROY LIMITED REPORTS RECORD

NET SALES REVENUE AND RECORD NET INCOME

FOR THE THIRD QUARTER AND FISCAL YEAR-TO-DATE PERIODS

EL PASO, Texas, Jan. 9 – Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name household, personal care and healthcare/home environment consumer products, today reported record net sales revenue and record net income for the three and nine month periods ended November 30, 2012.

Fiscal 2013 third quarter net sales revenue was $374,599,000 compared to $338,785,000 in the same period of the prior year, an increase of $35,814,000, or 10.6 percent.  Net sales revenue for the nine months ended November 30, 2012 was $962,221,000 versus net sales revenue of $887,672,000 in the same period of the prior year, an increase of $74,549,000, or 8.4 percent.

Housewares.  Fiscal 2013 third quarter net sales revenue in the Housewares segment was $67,787,000 compared to $61,223,000 for the same period last year, an increase of $6,564,000, or 10.7 percent.  For the nine months ended November 30, 2012, net sales revenue in the Housewares segment was $192,606,000 compared to $178,017,000 for the same period last year, an increase of $14,589,000, or 8.2 percent.

Personal Care.  Fiscal 2013 third quarter net sales revenue in the Personal Care segment was $148,638,000 compared to $148,984,000 for the same period last year, a decrease of $346,000, or 0.2 percent.  For the nine months ended November 30, 2012, net sales revenue in the Personal Care segment was $378,554,000 compared with $386,998,000 for the same period last year, a decrease of $8,444,000, or 2.2 percent.

Healthcare/Home Environment.  Fiscal 2013 third quarter net sales revenue in the Healthcare/Home Environment segment was $158,174,000 compared to $128,578,000 for the same period last year, an increase of $29,596,000, or 23.0 percent, reflecting $28,076,000 of incremental net sales revenue from our acquisition of the PUR® water filtration business on December 30, 2011. For the nine months ended November 30, 2012, net sales revenue in the Healthcare/Home Environment segment was $391,061,000 compared with $322,657,000 for the same period last year, an increase of $68,404,000, or 21.2 percent, reflecting $78,619,000 of incremental net sales revenue from PUR®.

Net income for the third quarter of fiscal 2013 was $37,719,000, or $1.18 per fully diluted share, compared to $32,879,000, or $1.04 per fully diluted share, in the prior year third quarter, an increase in net income of $4,840,000 or 14.7 percent.  For the nine month period ended November 30, 2012, net income was $84,159,000, or $2.64 per fully diluted share, compared to $81,077,000, or $2.56 per fully diluted share, in the same period last year, an increase in net income of $3,082,000 or 3.8 percent.

Consolidated gross profit margin as a percentage of net sales revenue for the fiscal quarter ended November 30, 2012 was 39.6 percent compared to 39.3 percent for the same period last year, an increase of 0.3 percentage points.  The consolidated gross profit margin as a percentage of net sales revenue for the nine months ended November 30, 2012 was 40.2 percent compared to 40.0 percent for the same period last year, an increase of 0.2 percentage points.

Selling, general and administrative expense as a percentage of net sales revenue was 27.1 percent for the three months ended November 30, 2012 compared to 27.0 percent for the same period last year, an increase of 0.1 percentage point.  Selling, general and administrative expense as a percentage of net sales revenue was 28.8 percent for the nine months ended November 30, 2012 compared to 28.5 percent for the same period last year, an increase of 0.3 percentage points.

Operating income for the third quarter of fiscal 2013 was a record $47,052,000 compared to $41,828,000 in the same period last year, an increase of $5,224,000, or 12.5%.  Operating income for the nine month period ended November 30, 2012 was a record $109,041,000 compared to $102,831,000 in the same period last year, an increase of $6,210,000, or 6.0%.  EBITDA without share-based compensation for the third quarter of fiscal 2013 was $57,107,000 compared to $50,376,000 in the same period last year, an increase of $6,731,000, or 13.4%.  EBITDA without share-based compensation for the nine month period ended November 30, 2012 was $140,032,000 compared to $125,524,000 in the same period last year, an increase of $14,508,000, or 11.6%.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s fiscal 2013 third quarter results, stated “During the third quarter, we achieved record net sales revenue and record net income.  In fact, this was the best quarter in the Company’s history in terms of net sales and net income.  We are pleased that we were able to achieve growth in net sales revenue, net income and EBITDA without share-based compensation in such a challenging retail sales environment.  We believe the positive results in the third fiscal quarter validate the strategic vision of Helen of Troy as a leading global consumer product company built on a portfolio of brands that are well-recognized and trusted, and products that are innovative and address the needs and desires of consumers.

“We are particularly pleased with the performance of the Housewares segment, where the steady influx of new, innovative quality products under the OXO banner led to double-digit organic sales growth during the third quarter.  The Healthcare/Home Environment segment also saw improvements, as the current winter weather and the early, strong cold and flu season have lessened the previously felt impact of high inventory levels at retail due to the previous warm winter and mild cold and flu season.   The Personal Care segment continues to make a positive contribution to the Company’s earnings, but net sales in this segment have been weaker than expected.

“As a result primarily of the changing product mix resulting from the addition of the PUR® business, our gross margin increased 30 basis points compared to the third quarter last year.   With our SG&A remaining relatively flat, our operating income also increased 30 basis points compared to last year’s third quarter.   Finally, our net income as a percentage of net sales was up 40 basis points, marking a significant improvement over the third quarter of the prior year.

“As a Company, we continue to have a very strong balance sheet and generate a significant amount of cash, which can be used to further innovate our businesses and make future acquisitions.  One year after acquiring PUR® we are pleased with the progress we have made integrating the PUR® business.

“As part of our strategic initiatives to prepare the necessary infrastructure for planned future growth, we are excited about the recently announced plans to construct a new 1.3 million square foot distribution facility in Olive Branch, Mississippi.  This new facility will be owned and managed by Helen of Troy and will replace currently leased space in the area.  The facility will supplement the 1.2 million square foot distribution center we already own and manage in Southaven, Mississippi (giving us a total of 2.5 million square feet of distribution capacity in DeSoto County, Mississippi), and will accommodate future growth, both organic and through acquisitions.

“Like other companies, we continue to do all we can to contain costs and achieve maximum efficiencies.  I am pleased to report that a higher percentage of our goods are currently being made outside Asia than has been the case in the past.

“While we are very pleased with our results for the third quarter of fiscal 2013, we continue to see challenges ahead and are uncertain of the potential impact of changes in consumer spending patterns resulting from recent and pending domestic tax changes and Federal legislation.  While we still expect earnings per fully diluted share for the full fiscal year to be in the range of $3.50 to $3.60, we now expect net sales revenue to be in the range of $1.275 billion to $1.3 billion,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 11 a.m. ET today, Wednesday, January 9, 2013.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor

Relations page of the Company’s website at www.hotus.com.  The event will be archived and available for replay through February 28, 2013.

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, OXO Good Grips®, OXO Soft Works®, OXO tot® and OXO Steel®; Personal  Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert Plus®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®; and Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®. The Revlon® trademark is used under license from Revlon.  The Vidal Sassoon®, Vicks®, Braun® and Febreze® trademarks are used under license from The Procter & Gamble Company.  The Dr. Scholl’s® trademark is used under license from Merck.  The Honeywell® trademark is used under license from Honeywell. The Bed Head® trademark is used under license from Unilever.

For more information, please visit www.hotus.com.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2012 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended November 30,				Nine Months Ended November 30,
	2012		2011		2012		2011
Sales revenue, net	$374,599	100.0%	$338,785	100.0%	$962,221	100.0%	$887,672	100.0%
Cost of goods sold	226,146	60.4%	205,603	60.7%	575,590	59.8%	532,295	60.0%
Gross profit	148,453	39.6%	133,182	39.3%	386,631	40.2%	355,377	40.0%

Selling, general and administrative expense	101,401	27.1%	91,354	27.0%	277,590	28.8%	252,546	28.5%
Operating income	47,052	12.6%	41,828	12.3%	109,041	11.3%	102,831	11.6%

Other income (expense):
Nonoperating income (expense), net	(16)	0.0%	190	0.1%	38	0.0%	(325)	0.0%
Interest expense	(3,232)	-0.9%	(2,958)	-0.9%	(9,674)	-1.0%	(9,652)	-1.1%
Total other expense	(3,248)	-0.9%	(2,768)	-0.8%	(9,636)	-1.0%	(9,977)	-1.1%
Income before income taxes	43,804	11.7%	39,060	11.5%	99,405	10.3%	92,854	10.5%

Income tax expense	6,085	1.6%	6,181	1.8%	15,246	1.6%	11,777	1.3%
Net income	$37,719	10.1%	$32,879	9.7%	$84,159	8.7%	$81,077	9.1%

Diluted earnings per share	$1.18		$1.04		$2.64		$2.56

Weighted average shares of common stock used in computing diluted earnings per share	31,970		31,666		31,885		31,685

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	11/30/2012	11/30/2011

Cash and cash equivalents	$16,122	$35,419

Receivables	258,124	229,221

Inventory	306,290	251,760

Total assets, current	605,660	540,383

Total assets	1,534,347	1,300,979

Total liabilities, current	388,627	311,085

Total long-term liabilities	255,453	225,689

Stockholders’ equity	890,267	764,205

SELECTED OTHER DATA (in thousands)(unaudited)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation

	Three Months Ended November 30,		Nine Months Ended November 30,
	2012	2011	2012	2011

Net income	$37,719	$32,879	$84,159	$81,077

Interest expense, net	3,219	2,873	9,619	9,373

Income tax expense	6,085	6,181	15,246	11,777

Depreciation and amortization	8,796	7,375	26,591	21,066

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$55,819	$49,308	$135,615	$123,293

EBITDA without share-based compensation

EBITDA, as calculated above	$55,819	$49,308	$135,615	$123,293

Add: Share-based compensation	1,288	1,068	4,417	2,231

EBITDA without share-based compensation	$57,107	$50,376	$140,032	$125,524

The above table of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. EBITDA and EBITDA without share-based compensation that are discussed in the accompanying press release or in the preceding table may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying table to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2013